Exhibit 99.1

For Immediate Release	Contacts:	Media Inquiries:	Shareholders’/Analysts’ Inquiries
May 8, 2012		Chris Ahearn	Tiffany Mason
		704-758-2304 chris.c.ahearn@lowes.com	704-758-2033 tiffany.l.mason@lowes.com

LOWE’S ALIGNS LEADERSHIP TEAM TO CREATE AND DELIVER SEAMLESS HOME IMPROVEMENT EXPERIENCES

MOORESVILLE, N.C.--Lowes Companies, Inc. (NYSE: LOW) has announced executive assignments to more sharply focus the company on strategies to create and deliver seamless customer experiences.

The Customer Experience organization, led by Gregory M. Bridgeford, chief customer officer, is responsible for creating customer experiences that will best serve customers and differentiate Lowe’s from its competitors. Reporting to Bridgeford are:

•
Robert J. (Bob) Gfeller, customer experience design executive. Gfeller previously served as executive vice president of merchandising. His new responsibilities include leading the design of compelling, differentiating experiences across the U.S. multi-channel business. Over the near term, Gfeller will continue to lead the merchandising function until his former position is filled.

•
Thomas J. (Tom) Lamb, chief marketing officer. Lamb previously served as senior vice president of marketing and advertising. His new responsibilities include all communications and marketing functions.

•
Joseph M. (Mike) Mabry, digital interfaces executive. Mabry previously served as executive vice president of logistics and distribution. He will be responsible for planning, developing and operating Lowe's internet websites and other digital customer interfaces.

The Operations organization, led by Rick D. Damron, chief operating officer, is responsible for delivering the customer experience. Reporting to Damron are:

•
Dennis R. Knowles, U.S. stores executive. Knowles previously served as senior vice president of specialty sales and store operations support. He will manage operations and in-store readiness of U.S. retail stores.

•
Brent G. Kirby, sales & service fulfillment executive. Kirby served most recently as senior vice president of store operations – north division. Kirby is responsible for managing operations of U.S. outside sales and services, including contact centers, installation, repairs, and on-site sales.

•
Gary E. Wyatt, real estate executive. Wyatt will continue to oversee real estate, engineering & construction, and facilities and is responsible for designing, planning, constructing and maintaining retail and customer service spaces for the U.S. multi-channel business.

Robert A. Niblock, chairman, president and CEO, announced the following additional changes:

•
Richard D. Maltsbarger, business development executive, previously served as senior vice president of strategy. Maltsbarger is responsible for strategic planning, business process management, research and Lowe’s innovation center.

•
Nelson B. (Brian) Peace, corporate administration executive, previously served as senior vice president of corporate affairs. Peace is responsible for government affairs, corporate facilities, corporate security, aviation, and corporate events and travel.

•
William D. (Doug) Robinson, head of international operations and development, previously served as senior vice president of international operations and customer support services. Robinson is responsible for the company’s operations in Canada and Mexico as well as international development.

“With one of the deepest benches in retail, Lowe’s has a long history of developing great leaders,” said Niblock. “These individuals’ leadership, hard work and expertise in their respective areas have been instrumental in the success of our company. Now it’s time to focus on creating and delivering seamless customer experiences.”

With fiscal year 2011 sales of $50.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 100 company that serves approximately 15 million customers a week at more than 1,745 home improvement stores in the United States, Canada and Mexico. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###